AJ. ROBBINS, PC
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
                            3033 EAST FIRST AVENUE
                                SUITE 201
                          DENVER, COLORADO 80206


EXHIBIT I
March 29, 2002


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549


Re:  IntelliReady, Inc.  Form 10-KSB

Dear Sir or Madam:


The Company is unable to file its 2001 Annual Report on Form 10-KSB within the prescribed time period because it has experienced certain difficulties in providing the requisite financial information to this Firm for the audit.

Very truly yours,


AJ. ROBBINS, P.C.


By /s/ AJ. ROBBINS, P.C.
   -----------------------
    AJ. Robbins, C.P.A.